UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2011

Commission file number 000-51384

InterMetro Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	88-0476779
(State of Incorporation)	(IRS Employer Identification No.)

2685 Park Center Drive, Building A,
Simi Valley, California 93065
(Address of Principal Executive Offices) (Zip Code)

(805) 433-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 8.01.  Other Events

Effective March 31, 2011, InterMetro Communications, Inc. (“the Company”) entered into a settlement agreement (“Agreement”) with a significant former provider of network services which superseded and replaced an earlier settlement between the same parties from April of 2008.  The Agreement resolves all outstanding disputes between the parties and includes definitive resolution of the credits previously due to the Company, unconditionally.  As a result of the settlement the Company will record a non-recurring gain in the first fiscal quarter of 2011, ending March 31, 2011.  The settlement contains a long-term payment plan and is subject to timely payment by the Company.

Item 9.01.  Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Dated: April 8, 2011	By:	/s/ David Olert David Olert Chief Financial Officer
(principal accounting officer)